                                                EXHIBIT 12.01
                                       RATIO OF EARNINGS TO FIXED CHARGES

                                             CAPITAL SOURCE L.P.

                Three Months       Year           Year            Year           Year           Year
                   Ended           Ended          Ended           Ended          Ended          Ended
               March 31, 2000  Dec. 31, 1999   Dec. 31, 1998  Dec. 31, 1997  Dec. 31, 1996  Dec. 31, 1995
               --------------  -------------   -------------  -------------  -------------  -------------
Net Income         777,324       2,694,301       1,902,503      3,051,221      3,187,307      3,472,057
Interest                --              --              --             --             --             --
                 ---------       ---------       ---------      ---------      ---------      ---------
                   777,324       2,694,301       1,902,503      3,051,221      3,187,307      3,472,057
                 ---------       ---------       ---------      ---------      ---------      ---------
                 ---------       ---------       ---------      ---------      ---------      ---------
Ratio**                N/A             N/A             N/A            N/A            N/A            N/A



                                           CAPITAL COURSE II L.P.-A

                Three Months        Year           Year            Year           Year           Year
                   Ended           Ended          Ended           Ended          Ended          Ended
               March 31, 2000  Dec. 31, 1999   Dec. 31, 1998  Dec. 31, 1997  Dec. 31, 1996  Dec. 31, 1995
               --------------  -------------   -------------  -------------  -------------  -------------
Net Income         448,684       1,452,640         881,115      1,654,005      2,123,037      2,173,096
Interest                --              --              --             --             --             --
                   -------       ---------       ---------      ---------      ---------      ---------
                   448,684       1,452,640         881,115      1,654,005      2,123,037      2,173,096
                   -------       ---------       ---------      ---------      ---------      ---------
                   -------       ---------       ---------      ---------      ---------      ---------
Ratio**                N/A             N/A             N/A            N/A            N/A            N/A



** Pretax income plus interest/interest
 * (Pretax income = net income)